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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion herein of our report dated April 2, 2013 with respect to the balance sheets of Parnon Storage Inc. as of March 31, 2012 and 2011, and the related statements of income, shareholder's equity and cash flows for each of the years in the three year period then ended, March 31, 2012 and to the reference to our firm under the heading "Independent Auditors" in the prospectus.

/s/ Travis Wolff, LLP

Dallas, Texas
September 22, 2014

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  Exhibit 23.2